EXHIBIT 24.1
CLEVELAND-CLIFFS INC.
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Cleveland-Cliffs Inc., an Ohio corporation (the “Registrant”), hereby constitutes and appoints Lourenco Goncalves, Keith A. Koci and James D. Graham, or any of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statements”) with respect to the registration under the Securities Act of 1933 of common shares, $0.125 par value per share, of the Registrant deliverable in connection with both the Cleveland-Cliffs Inc. 2021 Equity and Incentive Compensation Plan and the Cleveland-Cliffs Inc. 2021 Nonemployee Directors’ Compensation Plan, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statements and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statements, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 28th day of April 2021:

/s/ Lourenco Goncalves	/s/ Keith A. Koci
Lourenco Goncalves Chairman, President and Chief Executive Officer	Keith A. Koci Executive Vice President, Chief Financial Officer

/s/ Kimberly A. Floriani	/s/ Douglas C. Taylor
Kimberly A. Floriani Vice President, Corporate Controller & Chief Accounting Officer	Douglas C. Taylor Director

/s/ John T. Baldwin	/s/ Robert P. Fisher, Jr.
John T. Baldwin Director	Robert P. Fisher, Jr. Director

/s/ William K. Gerber	/s/ Susan M. Green
William K. Gerber Director	Susan M. Green Director

/s/ M. Ann Harlan	/s/ Ralph S. Michael, III
M. Ann Harlan Director	Ralph S. Michael, III Director

/s/ Janet L. Miller	/s/ Eric M. Rychel
Janet L. Miller Director	Eric M. Rychel Director

EXHIBIT 24.1

/s/ Gabriel Stoliar	/s/ Arlene M. Yocum
Gabriel Stoliar Director	Arlene M. Yocum Director